UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 27, 2007

     Thomas Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22010	72-0843540
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5221 N. O’Connor Blvd., Suite 500 Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (972) 869-3400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 27, 2007, Thomas Group, Inc. (“the Company”) signed an Amendment to the Amended and Restated Note and Warrant Purchase Agreement (“the 2007 Amendment”) with General John T. Chain, the Company’s Chairman of the Board of Directors and a significant stockholder and Edward P. Evans, a director and a significant stockholder.  The 2007 Amendment amended certain sections of an Amended and Restated Note and Warrant Purchase Agreement dated as of October 17, 2002, concerning the Company’s Board of Directors.  Pursuant to the 2007 Amendment, until the occurrence of certain events, the size of the Board of Directors will be set at five members and General Chain shall have the right to designate three individuals to be considered by the Compensation and Corporate Governance Committee of the Board of Directors as nominees for election to the Board of Directors (one of which will always be himself and one of which will always be the Company’s Chief Executive Officer) and Mr. Evans shall have the right to designate two individuals to be considered by the Compensation and Corporate Governance Committee of the Board of Directors as nominees for election to the Board of Directors (one of which will always be himself).

These nomination rights will be applied consistent with, and will be subject to, the Nasdaq, Securities and Exchange Commission and committee charter requirements for director independence, director financial and accounting experience and director nomination process.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Amendment to the Amended and Restated Note and Warrant Purchase Agreement between Thomas Group, Inc., General John T. Chain and Edward P. Evans, dated April 27 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Group, Inc. (Registrant)

Date: May 3, 2007	By:	/s/ David English
David English,
Chief Financial Officer